EXHIBIT 3.2

                              ARTICLES OF AMENDMENT

                               PARKERVISION, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                            SERIES A PREFERRED STOCK,
                            SERIES B PREFERRED STOCK,
                            SERIES C PREFERRED STOCK
                                       AND
                            SERIES D PREFERRED STOCK

                       ----------------------------------

                         Pursuant to Section 1006 of the
                      Florida 1989 Business Corporation Law

                       ----------------------------------

     Pursuant to Section 607.1006 of the Florida 1989 Business Corporation Act, the Board of Directors of ParkerVision, Inc. ("Corporation") at a meeting held on February 25, 2000, have approved and adopted this Amendment to the Amended Articles of Incorporation to designate the rights and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     FIRST: The name of the corporation is ParkerVision, Inc.

     SECOND: The following amendment to the Amended Articles of Incorporation was approved and adopted on February 25, 2000, as prescribed by Section 607.1006 of the Florida 1989 Business Corporation Act, by the board of directors at a meeting without shareholder approval, and approval by the shareholders of the Corporation was not required.

     THIRD: This amendment is to be effective immediately upon filing.

     FOURTH: Article IV of the Amended Certificate of Incorporation is further amended to add the following Sections 4.2 and 4.3 thereto, reading as follows:

SECTION 4.2. Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock

     1.   DESIGNATION AND AMOUNT; STATED VALUE.

          (a) 6,795 shares of the Preferred Stock of the Corporation, par value $1.00 per share, shall constitute a class of Preferred Stock designated as "Series A Preferred Stock" ("Series A Preferred Stock").

          (b) 13,678 shares of the Preferred Stock of the Corporation, par value $1.00 per share, shall constitute a class of Preferred Stock designated as "Series B Preferred Stock."

          (c) 13,678 shares of the Preferred Stock of the Corporation, par value $1.00 per

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share,  shall  constitute a class of  Preferred  Stock  designated  as "Series C
Preferred Stock."

          (d) The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have a stated value of $25.00 per share ("Stated Value").

     2. REDEMPTION RIGHTS. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be subject to any right of redemption by the Corporation or by the holder thereof, except as provided in Subsection 6(g) of this Section 4.2.

     3. DIVIDENDS. The holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be entitled to any dividends.

     4. RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Corporation, such assets shall be distributed in the following order of priority.

          (i) The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and all other classes or series of any class of capital stock which rank PARI PASSU therewith shall be entitled to receive prior to and in preference to any distributions to the holders of Junior Securities (as hereinafter defined in this section) an amount equal to the Stated Value, pro rata among all such securities based on their relative rights. After the distribution of the Stated Value in respect of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other classes or series of any capital stock which rank PARI PASSU, the remaining assets of the Corporation, if any, will be available for distribution to the holders of the Corporation holding Junior Securities.

          (ii) The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock rank PARI PASSU with the Series D Preferred Stock.

          (iii) Junior Securities means the Common Stock of the Corporation and any other security of the Corporation not designated as ranking PARI PASSU with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          (iv) The Corporation may issue any class or series of any class of capital stock, other than Common Stock, which rank PARI PASSU with the A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with respect to rights on liquidation, and winding up or dissolution of the Corporation.

     5. VOTING RIGHTS. The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be entitled to vote on any matter, except as may be required by law. Any amendment to this Certificate of Designations for the modification, deletion or addition of any terms of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be amended by a vote of the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, holding a majority of the shares, voting as a single class, and only the vote of the majority of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be,

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shall be  entitled  to vote  thereon.  Each share of Series A  Preferred  Stock,
Series B Preferred Stock and Series C Preferred Stock shall have one vote on any matter on which the series is entitled to vote.

     6.   CONVERSION RIGHTS.

          (a)  AUTOMATIC CONVERSION.

               (i) Each share of Series A Preferred Stock shall automatically be converted on March 10, 2001 ("Series A Initial Conversion Date") into that number of shares of Common Stock, $.01 par value per share ("Common Stock"), subject to adjustments as provided hereafter, determined by dividing the Stated Value by the Market Value (as hereafter defined) of a share of Common Stock ("Conversion Rate"). If there has been a no Change of Control after the issuance of the Series A Preferred Shares, the Series A Initial Conversion Date will be delayed for ninety (90) days ("Series A Final Conversion Date") in the event that less than five of the following persons, Gregory S. Rawlins, Michael M. Arian, Michael W. Rawlins, Richard K. Dudney, Dennis W. Butler, Jorge Medina, Trong D. Nguyen, Ahmad Rabah and Diane P. Richie, or their designated replacements approved by the Chief Executive Officer of the Corporation, whose approval shall not be unreasonably withheld, (together the "Core Team") are working for the Corporation on the Series A Initial Conversion Date. If on the Series A Final Conversion Date the Core Team does not consist of at least five persons as above provided, then the Series A Preferred Stock will be not be convertible and immediately canceled.

               (ii) Each share of Series B Preferred Stock shall automatically be converted on March 10, 2002 ("Series B Initial Conversion Date") into that number of shares of Common Stock, subject to adjustments as provided hereafter, determined by the Conversion Rate. If there has been no Change of Control after the issuance of the Series B Preferred Stock, the Series B Initial Conversion Date will be delayed for ninety (90) days ("Series B Final Conversion Date") in the event that less than five of the following persons, Gregory S. Rawlins, Michael M. Arian, Michael W. Rawlins, Richard K. Dudney, Dennis W. Butler, Jorge Medina, Trong D. Nguyen, Ahmad Rabah and Diane P. Richie, or their designated replacements approved by the Chief Executive Officer of the Corporation, whose approval shall not be unreasonably withheld, (together the "Core Team") are working for the Corporation on the Series B Initial Conversion Date. If on the Series B Final Conversion Date the Core Team does not consist of at least five persons as above provided, then the Series B Preferred Stock will be not be convertible and immediately canceled.

               (iii) Each share of Series C Preferred Stock shall automatically be converted on March 10, 2003 ("Series C Initial Conversion Date") into that number of shares of Common Stock, subject to adjustments as provided hereafter, determined by the Conversion Rate. If there has been no Change of Control after the issuance of the Series C Preferred Stock, the Series C Initial Conversion Date will be delayed for ninety (90) days ("Series C Final Conversion Date") in the event that less than five of the following persons, Gregory S. Rawlins, Michael M. Arian, Michael W. Rawlins, Richard K. Dudney, Dennis W. Butler, Jorge Medina, Trong D. Nguyen, Ahmad Rabah and Diane P. Richie, or their designated replacements approved by the Chief Executive Officer of the Corporation, whose approval shall not be unreasonably withheld, (together the "Core Team") are working for the Corporation on the Series C Initial Conversion Date. If on the Series C Final Conversion Date the Core Team does not consist of at least five persons as above provided, then the Series C Preferred Stock will be not be convertible and immediately canceled.

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               (iv) The Series A Preferred  Stock,  Series B Preferred Stock and
Series C Preferred Stock of a holder ("Preferred Stock Holder") will not be convertible and will be canceled upon termination of the Preferred Stock Holder's employment with the Corporation or its affiliates if the termination is by reason of death or for "cause" or by reason of his resignation prior to the conversion of such shares. On any other termination of the Preferred Stock Holder's employment with the Corporation or its affiliates the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock of such holder will automatically convert into shares of Common Stock on the date of termination at the Conversion Rate and in accordance with Section 6(e) of this
Section 4.2.

          (b) DEFINITION OF CAUSE. As used herein, "cause" shall mean: (a) the refusal or failure by the Preferred Stock Holder to carry out specific directions of the his direct report which are of a material nature and consistent with his employment status, or the refusal or failure by an employee to perform a material part of the employee's duties; (b) the commission by the Preferred Stock Holder of a material breach of any of the provisions of his employment agreement with the Corporation; (c) fraud or dishonest action by the Preferred Stock Holder in his relations with the Corporation or any of its subsidiaries or affiliates, or with any customer or business contact of the Corporation or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean the Preferred Stock Holder's knowingly or recklessly making of a material misstatement or omission for his personal benefit); (d) the conviction of the Preferred Stock Holder of any crime involving an act of moral turpitude; or (e) in the event there is a Change of Control (as defined below) and the Preferred Stock is offered a similar position with the acquiring entity in the metropolitan area in which he is working immediately before the Change of Control and the Preferred Stock Holder rejects the offer. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to the Preferred Stock Holder's acts described in clauses (a) or (b) above, unless the Corporation shall have given written notice to the Preferred Stock Holder specifying the "Cause" with reasonable particularity and, within ten calendar days after such notice, the Preferred Stock Holder shall not have cured or eliminated the event or behavior giving rise to such "Cause" or, if a cure cannot reasonably be completed within ten days, the Preferred Stock Holder shall not have commenced and shall not be diligently pursing such cure, which, in any event, is completed within 30 days after such notice; provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct shall be grounds for termination for "Cause" without any additional notice from the Corporation.

          (c) DEFINITION OF CHANGE OF CONTROL. "Change of Control" shall mean:

               A) (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of the Common Stock having thirty-five percent (35%) or more of the total voting power of all of the Corporation's voting capital stock then outstanding, unless such person or group is or includes (a) an individual who, as of the date of this certificate of designations, is an executive officer of the Corporation and holds beneficial ownership in excess of twenty-five percent (25%) of the outstanding Common Stock of the Corporation, or an Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange
Act) of such individual, or (b) an underwriter who obtains such thirty-five percent (35%) interest in connection with a public offering; (ii) the merger or consolidation of the Corporation other than one resulting in the Corporation's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent

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(65%) of the combined  voting power of the voting  securities of the Corporation
and  such  surviving  entity  outstanding   immediately  after  such  merger  or
consolidation; or (iii) the sale or other disposition of all, or substantially all, of the Corporation's assets, or the approval of a plan of liquidation of the Corporation other than a sale to an entity which is owned by the shareholders of the Corporation in substantially the same proportion as they own the Company immediately prior to such sale, and

               B) the Preferred Stock Holder is not offered a similar position with the acquiring entity in the same metropolitan area as the Preferred Stock Holder is working immediately before the Change of Control.

          (d) DEFINITION OF MARKET VALUE. Market Value shall mean the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of conversion. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded on the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith.

          (e) MECHANICS OF CONVERSION. The conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, and the person or persons entitled to receive the Common Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Upon conversion, the outstanding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will be deemed converted without the necessity of surrender of the certificates representing the shares of such series, and the certificate representing the Common Stock to be received will be issued promptly by the Corporation to the holder of record of the series being converted and sent to the address of record.

          (f) FRACTIONAL SHARES. The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

          (g) RESERVATION OF SHARES. The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be validly issued, fully paid and non-assessable.

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          (h) ANTI-DILUTIVE ADJUSTMENTS. If there is any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each outstanding share of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such series immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain additional provisions to protect the interests of the holders of shares of outstanding Series A Preferred Stock, Series B
Preferred Stock or Series C Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Notwithstanding the foregoing, in the event of a Corporate Change, the Board of Directors at its discretion may pay or arrange to pay the stated value of the outstanding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the holders thereof upon the consummation of the Corporate Change and upon payment cancel such outstanding shares. The provision of this Section 6(h) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (i) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the kind of securities into which the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is convertible, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (j) CANCELLATION. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be canceled or converted pursuant to this Section 6 hereof, the shares so canceled or converted shall be returned to the status of authorized and unissued shares of preferred stock, without any class designation.

          (k) IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of such stock against impairment.

          (l) NOTICES. Any notice to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed given if

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deposited in the United  States mail,  postage  prepaid,  and  addressed to each holder of record at his address appearing on the books of this Corporation.

SECTION 4.3. SERIES D PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. 79,868 shares of the Preferred Stock of the Corporation, par value $1.00 per share, shall constitute a class of Preferred Stock designated as "Series D Preferred Stock" ("Series D Preferred Stock"). The Series D Preferred Stock shall have a stated value of $25.00 per share ("Stated Value").

     2. REDEMPTION RIGHTS. The Series D Preferred Stock shall not be subject to any right of redemption by the Corporation or by the holder thereof, except as provided in Subsection 6(f) of this Section 4.3.

     3. DIVIDENDS. The holders of shares of Series D Preferred Stock shall not be entitled to any dividends.

     4. RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Corporation, such assets shall be distributed in the following order of priority.

          (i) The holders of the Series D Preferred Stock and all other classes or series of any class of capital stock which rank PARI PASSU shall be entitled to receive, prior and in preference to any distributions to the holders of any Junior Securities (as hereinafter defined in this section) an amount equal to the Stated Value, pro rata among all such securities based on their relative rights. After the distribution of the Stated Value in respect of the Series D Preferred Stock and all other classes or series of any class of capital stock which rank PARI PASSU, the remaining assets of the Corporation, if any, will be available for distribution to the holders of the Corporation holding Junior Securities.

          (ii) The Series D Preferred Stock ranks PARI PASSU with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          (iii) Junior Securities means the Common Stock of the Corporation and any other security of the Corporation not designated as ranking PARI PASSU with the Series D Preferred Stock.

          (iv) The Corporation may issue any class or series of any class of capital stock, other than Common Stock, which ranks PARI PASSU with the Series D Preferred Stock with respect to rights on liquidation, and winding up or dissolution of the Corporation.

     5. VOTING RIGHTS. The holders of Series A Preferred Stock shall not be entitled to vote on any matter, except as may be required by law. Any amendment to this Certificate of Designations for the modification, deletion or addition of any terms of the Series D Preferred Stock may be amended by a vote of the holders of the Series D Preferred Stock holding a majority of the shares, voting as a single class, and only the vote of the majority of the Series D

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Preferred  Stock  shall be  entitled  to vote  thereon.  Each  share of Series D
Preferred Stock shall have one vote on any matter on which the Series D Preferred Stock is entitled to vote.

     6.   CONVERSION OF SERIES D PREFERRED STOCK.

          (a) RIGHT TO CONVERT. The holders of the Series D Preferred Stock shall have the right, at such holders' option, at any time or from time to time, after March 10, 2001 to convert each share of Series D Preferred Stock, into that number of shares of Common Stock, $.01 par value per share ("Common Stock"), subject to adjustments as provided hereafter, equal to the Stated Value divided by the Market Value (as hereinafter defined) of a share of Common Stock. ("Conversion Rate").

          (b) AUTOMATIC CONVERSION. Each share of Series D Preferred Stock shall automatically be converted at the Conversion Rate into shares of Common Stock on March 10, 2002 ("Automatic Conversion Date").

          (c) MARKET VALUE. Market Value shall mean the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of notice of conversion pursuant to Subsection (d) below or the Automatic Conversion Date. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded on the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith.

          (d) MECHANICS OF CONVERSION. Before any holder of Series D Preferred Stock shall be entitled to convert the same into Common Stock, the holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to the holder of Series D Preferred Stock, or to the nominee or nominees of such holder, at the address indicated in the notice of conversion a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Upon the automatic conversion, the outstanding Series D Preferred Stock will be deemed canceled or converted without the necessity of surrender of the certificates representing the Series D Preferred Stock, and the date of surrender will be deemed to be the date of automatic conversion and the certificate representing the Common Stock to be received will be issued to the holder of record of the Series D Preferred Stock and sent to the address of record.

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          (e) FRACTIONAL  SHARES. The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Series D Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Series D Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

          (f) RESERVATION OF SHARES. The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Series D Preferred Stock. All shares of Common Stock which may be issued upon conversion of shares of the Series D Preferred Stock shall be validly issued, fully paid and non-assessable.

          (g) ANTI-DILUTIVE ADJUSTMENTS. If there is any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Series D Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Series D Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of the Series D Preferred Stock thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain additional provisions to protect the interests of the holders of shares of the Series D Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Notwithstanding the foregoing, in the event of a Corporate Change, the Board of Directors at its discretion may pay or arrange to pay the stated value of the outstanding Series D Preferred Stock to the holders thereof upon the consummation of the Corporate Change and upon payment cancel the Series D Preferred Stock. The provision of this Section 6(g) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the kind of securities into which the Series D Preferred Stock is convertible, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (i) CANCELLATION. In the event any shares of Series D Preferred Stock shall be converted pursuant to this Section 6 hereof, the shares of Series D Preferred Stock so converted shall be canceled and returned to the status of authorized and unissued shares of preferred stock, without any class designation.

          (j) IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid

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the  observance or  performance  of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation for the Series D Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

          (k) NOTICES OF RECORD DATE. If after the date the Series D Preferred Stock is convertible and prior to Automatic Conversion Date, the Corporation sets a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least ten (10) days prior to the Record Date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (l) NOTICES. Any notice to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          IN WITNESS WHEREOF, we have executed this Certificate of Designation this 6th day of March, 2000.

                                        PARKERVISION, INC.


                                        By:  /s/Jeffrey L. Parker
                                             --------------------
                                              Jeffrey L. Parker,
                                              Chairman of the Board


                                        By:  /s/ Stacie Parker Wilf
                                             -----------------------------
                                             Stacie Parker Wilf, Secretary

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